UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 24, 2026

THE MIDDLEBY CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-9973	36-3352497
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1400 Toastmaster Drive, Elgin, Illinois	60120
(Address of Principal Executive Offices)	(Zip Code)

(847) 741-3300

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock	MIDD	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.

On March 25, 2026, the board of directors of The Middleby Corporation (the “Company”) appointed Brittany Cerwin (age 42) as Chief Financial Officer, effective immediately. Ms. Cerwin has been Chief Accounting Officer of the Company since May 2023. Prior to becoming Chief Accounting Officer, Ms. Cerwin was with the Company for more than a decade in roles of increasing responsibility within the Company’s corporate accounting department, including as Corporate Controller, where she oversaw and directed the financial reporting functions of all of the Company’s brands and locations across its three business segments. Before joining the Company, Ms. Cerwin was an auditor at Grant Thornton, LLP. She holds both bachelor’s and master’s degrees in accounting from Bradley University. The Company did not enter into or materially amend any material plan, contract or arrangement with Ms. Cerwin in connection with her appointment as Chief Financial Officer and no compensatory grants or awards were made to Ms. Cerwin in connection with such appointment. There are no arrangements or understandings between Ms. Cerwin and any other persons pursuant to which she was selected as Chief Financial Officer. There are also no family relationships between Ms. Cerwin and any director or executive officer of the Company, and she has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

On March 25, 2026, the Company announced that Bryan E. Mittelman, Chief Financial Officer of the Company, would transition to a non-officer position as a Special Advisor to the Chief Executive Officer, effective immediately. Mr. Mittelman is expected to remain employed with the Company in such role from March 24, 2026 until the earliest of (i) June 30, 2026 and (ii) the completion of the spin-off of the Middleby Food Processing business as a standalone public company and (iii) such earlier date as may be determined by the Company (such actual length of time that Mr. Mittelman remains employed, the “Advisory Period”). In such role, Mr. Mittelman is expected to focus exclusively on the completion of the Company’s portfolio transformation, including executing the previously announced spin-off of the Company’s food processing business.

On March 24, 2026, in connection with Mr. Mittelman’s transition, the Company entered into a transition and separation agreement (the “Transition and Separation Agreement”) with Mr. Mittelman. The Transition and Separation Agreement provides that Mr. Mittelman will remain employed by the Company through the duration of the Advisory Period and (i) continue to receive his current base salary rate of $566,500 per year, (ii) receive from the Company a one-time bonus in the of $283,250, to be paid within fifteen (15) days after the conclusion of the Advisory Period, and (iii) remain eligible to participate in any Company-sponsored employee benefit plans in effect during the Advisory Period. In addition, upon completion of the Advisory Period, Mr. Mittelman will be eligible to receive certain severance benefits (the “Severance Benefits”), comprising (i) a severance payment in an amount equal to twelve (12) months of Mr. Mittelman’s current annual base salary rate of $566,500; (ii) pro-rata vesting of any unvested Company restricted stock units, to occur upon conclusion of the Advisory Period (provided that, if Mr. Mittelman’s employment is terminated by the Company during the Advisory Period and prior to June 30, 2026, other than for Cause (as defined in the Transition and Separation Agreement), he will be eligible for pro rata vesting as though he remained employed through such date); (iii) pro-rata vesting, at the level of target performance achievement, of any unvested Company performance-based restricted stock units, to occur upon conclusion of the Advisory Period (provided that, if Mr. Mittelman’s employment is terminated by the Company during the Advisory Period and prior to June 30, 2026, other than for Cause, he will be eligible for pro rata vesting as though he remained employed through such date); and (iv) subject to Mr. Mittelman’s timely election, Company payment of the full monthly health insurance premiums for Mr. Mittelman (and, if applicable, Mr. Mittelman’s qualified beneficiaries) pursuant to the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended. Mr. Mittelman’s receipt of the Severance Benefits is conditioned upon his execution and non-revocation of the Transition and Separation Agreement, his timely execution and non-revocation of a supplemental release of claims and his continued compliance with certain restrictive covenants, including non-competition and employee and customer non-solicitation covenants in effect until March 15, 2028, a perpetual confidentiality covenant, a perpetual non-disparagement covenant, a customary cooperation covenant for certain Company matters, and other terms and conditions of the Transition and Separation Agreement and other agreements binding Mr. Mittelman.

The foregoing description of the Transition and Separation Agreement does not purport to be complete and is qualified in its entirety by reference to the terms and provisions thereof, a copy of which will be filed with the Company’s Quarterly Report on Form 10-Q for the period ending April 4, 2026.

On March 25, 2026, the Company issued a press release announcing the appointment of Ms. Cerwin as Chief Financial Officer and the transition of Mr. Mittelman to a Special Advisor to the Chief Executive Officer. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Press Release, dated March 25, 2026, issued by The Middleby Corporation.

104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE MIDDLEBY CORPORATION

Date: March 25, 2026	By:	/s/ Michael D. Thompson
	Name:	Michael D. Thompson
	Title:	General Counsel and Secretary